UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 11, 2013

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(800) 356-6463
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

ITEM 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2013, the Compensation formally approved and ratified the employment contracts for Andre Zeitoun and William Gleeson, whose principal terms were approved on November 20, 2012 and described in 8-Ks filed on November 26, 2012 and January 23, 2013.

ITEM 9.01	Financial Statements and Exhibits

Exhibit 99.1           Zeitoun Employment Agreement

Exhibit 99.2           Gleeson Employment Agreement

 SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	March 14, 2013	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer